SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0728374
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

2929 Seventh Street, Suite 100 Berkeley, CA	94710-2753
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☐

Securities Act registration statement number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered
Preferred Share Purchase Rights	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 3.03 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2008, and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

Exhibit 1	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (1)

Exhibit 2	Rights Agreement dated as of November 5, 2008, by and between the Company and Mellon Investor Services LLC (1)

Exhibit 3	Form of Right Certificate (1)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-50577), as filed with the Securities and Exchange Commission on November 6, 2008.

2.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 5, 2008	DYNAVAX TECHNOLOGIES CORPORATION

	By:	/s/ Dino Dina, M.D.
Dino Dina, M.D. President and Chief Executive Officer

3.

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (1)

Exhibit 2	Rights Agreement dated as of November 5, 2008, by and between the Company and Mellon Investor Services LLC (1)

Exhibit 3	Form of Right Certificate (1)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-50577), as filed with the Securities and Exchange Commission on November 6, 2008.

4.